UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2007
RARE Hospitality International, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8215 Roswell Road, Bldg. 600, Atlanta, GA 30350
(Addresses of Principal Executive Offices, including Zip Code)
(770) 399-9595
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of 2006 Annual Cash Bonuses to Named Executive Officers
On February 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of RARE Hospitality International, Inc. (the “Company”) certified the adjusted earnings per share of the Company for fiscal 2006, which, when compared to the target for growth in earnings per share in 2006 over 2005 according to criteria set by the Committee at the beginning of 2006, determined the cash incentive bonuses earned by the named executive officers for 2006 pursuant to the Company’s short term incentive program. The following cash bonuses will be paid to the named executive officers:

Cash Bonus
Payable
Philip J. Hickey, Jr.	$588,077*

Eugene I. Lee, Jr.	$381,846*

W. Douglas Benn	$243,403

Joia M. Johnson**	$160,892

David C. George	$89,275

*	These payments were made pursuant to the terms of the Company’s Executive Incentive Plan, a shareholder approved incentive plan that permits the grant of awards that are intended to meet the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Executive Incentive Plan”).

**	On January 5, 2007, Ms. Johnson notified the Company of her resignation, which became effective on January 26, 2007.
Determination of 2007 Performance Goals and Target Awards for Named Executive Officers
On February 13, 2007, the Committee established (and the Board of Directors approved on February 14, 2007) the target for growth in earnings per share in 2007 over 2006 for use in determining the portion of cash award opportunities for each of the Company’s executive officers payable for 2007 based on the Company’s performance (or, in the case of Mr. George, based in part on the performance of the Longhorn Steakhouse concept) against the target. Target awards to the named executive officers are expressed in terms of a percentage of base salary (100% for Mr. Hickey, 100% for Mr. Lee, 85% for Mr. Benn and 75% for Mr. George). Actual bonus amounts earned can range from 0% for performance results below a threshold amount to 200% for exceptional results.

Approval of Equity Awards to Named Executive Officers
On February 13, 2007, the Committee approved a grant of performance-based restricted stock units (“PRSUs”) to four named executive officers. The PRSUs will vest and convert to shares of common stock based on the Company’s achievement of stated performance goals relating to growth in adjusted earnings per share and revenue over a three-year performance period ending on December 27, 2009. These awards, which are denominated in terms of a target number of shares, will be forfeited if performance falls below a designated threshold level and may vest for up to 150% of the target number of shares for exceptional performance. Target awards of PRSUs were granted to the named executive officers under the Company’s Amended and Restated 2002 Long-Term Incentive Compensation Plan as follows:

Target Number of
Performance Based
Restricted Stock Units
Philip J. Hickey, Jr.	18,820*

Eugene I. Lee, Jr.	11,041*

W. Douglas Benn	5,520

David C. George	3,764

*	These grants were made pursuant to the terms of the Company’s Executive Incentive Plan.
Item 5.03 Amendment to the Articles of Incorporation or ByLaws; Change in Fiscal Year.
     On February 14, 2007, the Board of Directors of the Company adopted an amendment to the By-Laws of the Company (the “Amended By-Laws”). A copy of the Amended By-Laws is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference. The sole change effected by the adoption of the Amended By-Laws is to permit the Company to issue and register non-certificated shares upon determination by the Board of Directors of the Company. The Board of Directors has approved the issuance of non-certificated shares representing interests of the Company in order to facilitate the issuance and registration of shares utilizing the Direct Registration System and the Profile Modification System.
     This change was effected by deleting Article 8, Section 8.2 of the Company’s By-Laws in its entirety and inserting, in lieu thereof, the following:
     “Section 8.2 Share Certificates. Unless otherwise determined by a resolution of the Board of Directors, the interest of each shareholder of the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such forms as the Board of Directors from time to time may adopt. Share certificates, if issued, shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed.”
The amendment took effect upon adoption by the Board of Directors of the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed as part of this Report on Form 8-K.

Exhibit Number	Description
3.2	By-Laws of the Company, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.
/s/ W. Douglas Benn
Name:	W. Douglas Benn
Title:	Executive Vice President, Finance and Chief Financial Officer

Date: February 20, 2007